April 22, 2015

RiverSource Life Insurance Company

829 Ameriprise Financial Center

Minneapolis, MN 55474

RE:	RiverSource Life Insurance Company (“Registrant”)

RiverSource Retirement Advisor Advantage Plus Variable Annuity

RiverSource Retirement Advisor Select Plus Variable Annuity

RiverSource Retirement Advisor 4 Advantage Variable Annuity

RiverSource Retirement Advisor 4 Select Variable Annuity

RiverSource Retirement Advisor 4 Access Variable Annuity

RiverSource RAVA 5 Advantage Variable Annuity (offered prior to April 30, 2012)

RiverSource RAVA 5 Select Variable Annuity (offered prior to April 30, 2012)

RiverSource RAVA 5 Access Variable Annuity (offered prior to April 30, 2012)

RiverSource RAVA 5 Advantage Variable Annuity (offered on or after April 30, 2012)

RiverSource RAVA 5 Select Variable Annuity (offered on or after April 30, 2012)

RiverSource RAVA 5 Access Variable Annuity (offered on or after April 30, 2012)

RiverSource RAVA 5 Advantage Variable Annuity (offered on or after April 29, 2013)

RiverSource RAVA 5 Select Variable Annuity (offered on or after April 29, 2013)

RiverSource RAVA 5 Access Variable Annuity (offered on or after April 29, 2013)

RiverSource Retirement Group Annuity Contract I

RiverSource Retirement Group Annuity Contract II

RiverSource Guaranteed Term Annuity

Post-Effective Amendment No. 4 to the Registration

Statement on Form S-3, File No. 333-149953

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement on Form S-3 filed by RiverSource Life Insurance Company (the “Company”) with the Securities and Exchange Commission in connection with Riversource Guarantee Period Account Interests offered in connection with the above-referenced variable annuity contracts (“Guarantee Period Account Interests”).

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the Guarantee Period Account Interests.

2. The Guarantee Period Account Interests issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Timothy D. Crawford
Timothy D. Crawford
Assistant General Counsel and Assistant Secretary